UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 05, 2023

MSP Recovery, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39445	84-4117825
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2701 Le Jeune Road Floor 10
Coral Gables, Florida		33134
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (305) 614-2222

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	LIFW	The Nasdaq Global Market
Redeemable warrants, each whole warrant exercisable for one share of Class A common stock at an exercise price of $11.50 per share	LIFWW	The Nasdaq Global Market
Redeemable warrants, each whole warrant exercisable for one share of Class A common stock at an exercise price of $0.0001 per share	LIFWZ	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On August 31, 2023, MSP Recovery, Inc. d/b/a LifeWallet (the “Company”, “we” and “us”) received notice from the staff of the Listing Qualifications Department (the “Staff”) of the Nasdaq Stock Market LLC (“Nasdaq”) that it had regained compliance with Nasdaq Listing Rule 5250(c)(1) after it had filed its Form 10-Q for the period ended June 30, 2023 with the Securities and Exchange Commission (“SEC”).

On September 5, 2023, the Company received a determination from the Staff that the Company’s Class A common stock, par value $0.0001 (“Class A Common Stock”), had a closing bid price of $0.10 for 10 consecutive trading days during a compliance period and so, pursuant to Listing Rule 5810(3)(A)(iii), the staff determined to delist the Company’s securities from The Nasdaq Capital Market (the “Delisting Determination”). Pursuant to the procedures set out in the Nasdaq Listing Rules, the Company will appeal the Delisting Determination to a hearing panel (the “Hearing”), which will suspend the Delisting Determination until the Hearing and is expected to convene approximately 30-45 days after the Company files its appeal. The Company plans to consummate the Reverse Stock Split (as discussed and defined below), which it expects will cause the price of its Class A Common Stock to trade at a level sufficient to regain compliance with Listing Rule 5810(3)(A)(iii), and Listing Rule 5450(a)(1).

Item 3.03 Material Modification to Rights of Security Holders.

To the extent required by Item 3.03 of Form 8-K, the information contained in Item 5.07 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders.

As previously disclosed in the Preliminary Information Statement on Schedule 14C filed by the Company with the Securities and Exchange Commission (the “SEC”) on September 6, 2023 (the “Information Statement”), effective September 5, 2023, the majority stockholders of the Company (the “Majority Shareholders”), beneficial owners of at least 2,987,104,833 (or 86.9%) of the 3,437,851,967 shares of the Company’s total combined issued and outstanding Class A Common Stock and Class V common stock, par value $0.0001 (“Class V Common Stock,” and combined with the Class A Common Stock, “Common Stock”) executed a written consent to action without meeting (the “Majority Shareholder Consent”), authorizing the Board of Directors of the Company (the “Board”) to:

(i)
amend the Company’s Second Amended and Restated Certificate of Incorporation (the “Charter”), to effect a reverse stock split (the “Reverse Stock Split”) of the Company’s Class A Common Stock, and Class V Common Stock at a reverse stock split ratio ranging from 1:3 to 1:300, and to authorize the Company’s Board of Directors (the “Board”) to determine, at its discretion, the timing of the amendment and the specific ratio of the reverse stock split; and
(ii)
amend the Charter to include an officer exculpation provision (“Officer Exculpation Provision”) in accordance with recent amendments to Section 102(b)(7) of the DGCL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MSP RECOVERY, INC.

Date:	September 8, 2023	By:	/s/ Alexandra Plasencia
		Name: Title:	Alexandra Plasencia General Counsel